ING express RETIREMENT VARIABLE ANNUITY APPLICATION MODIFIED SINGLE PREMIUM DEFERRED INDIVIDUAL VARIABLE ANNUITY

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED
DOLLAR AMOUNT.

1. PRODUCT/CONTRACT INFORMATION
By purchasing an ING express Retirement Variable Annuity contract, you are automatically provided the
Minimum Guaranteed Withdrawal Benefit. Initial premium allocations will be made to the ING Retirement
Moderate Growth portfolio. The available share class is subject to distribution and service (12b-1) fees.
If this application is being signed in a state other than the owner’s resident state, please specify the state where the business was solicited and the purpose of the visit. _____________________________________________________________________

2. OWNER (If a trust is designated as the owner, complete the Certificate of Trust form and submit it with this application.)
Name ____________________________________________________________________________________________
SSN/TIN ___________________________	Birth Date/Trust Date __________________	☐ Male ☐ Female
Street Address (PO boxes are not permitted.) ____________________________________________________________
City ______________________________	State _________________________	ZIP __________
Mailing Address (If different than above.) ________________________________________________________________
City ______________________________	State _________________________	ZIP __________
Country of Citizenship _________________	Country of Incorporation _____________________________
Phone ____________________________	E-mail Address ________________________________________

JOINT OWNER (Not available with qualified plans. Joint ownership is not recommended for non-spousal relationships.)
Name ______________________________________________________________________
SSN _____________________________	Birth Date _________________________	☐ Male ☐ Female
Street Address (PO boxes are not permitted.) ___________________________________________________________
City _____________________________________________	State _____________	ZIP ____________
Mailing Address (If different than above.) ______________________________________________________________
City _____________________________________________	State _____________	ZIP ____________
Country of Citizenship ______________________________	Phone _____________________________________
Relationship to Owner ______________________________	E-mail Address _____________________________

3. ANNUITANT(S) (Designate an annuitant below in the event that: 1) the individual owner is not the annuitant; 2) there is joint ownership; or 3) the owner is not a natural person. If an individual owner is named and an annuitant is not named below, the individual owner will be named as the annuitant. The owner is required to have an insurable interest in the life of the annuitant. As defined in more detail in the prospectus, an insurable interest means the owner has a lawful and substantial economic interest in the continued life of the annuitant.)

Name_____________________________________________________	Phone _________________________________________________
SSN __________________________________	Birth Date ________________________________	☐ Male ☐ Female
Street Address (PO boxes are not permitted.) _______________________________________________________________________________
City _____________________________________________________	State __________________	ZIP ______________________
Country of Citizenship ______________________________________	Relationship to Owner _______________________________________
☐ Contingent annuitant (Provide the contingent annuitant’s name, SSN, birth date, gender, and street address in the Special Remarks area of Section
7.)

ICC10 155953	Page 1 of 4 - Incomplete without all pages.	Order #155953 10/18/2010

4. BENEFICIARY INFORMATION

If you would like to designate a restricted beneficiary, complete the Restricted Beneficiary form and submit it with this application.
Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal
100%. If no percentages are listed, beneficiaries' shares will be distributed equally. Additional beneficiaries should be listed on
a separate piece of paper that includes the owner’s signature and the date.

Name	Gender	Birth Date/Trust Date	SSN/TIN	Relationship to Owner	%	Beneficiary Type
Primary
☐ Primary
☐ Contingent
☐ Primary
☐ Contingent
☐ Primary
☐ Contingent
☐ Primary
☐ Contingent

5. PREMIUM AND PLAN TYPE
Make all checks payable to ING Life Insurance and Annuity Company. Complete either the nonqualified or the qualified section, not both.
Premium: $____________________ and/or Estimated Amount of Transfer(s)/1035 Exchange(s): $___________________________

NONQUALIFIED - SOURCE OF FUNDS:	☐ New Purchase (money with application)
☐ 1035 Exchange ☐ Transfer from money market account, CD or mutual fund

QUALIFIED - SOURCE OF FUNDS:	☐ New Purchase (money with application) ☐ Contribution for tax year
	☐ Rollover	☐ Transfer

Type of IRA Applied For:	☐ Traditional IRA	☐ Roth IRA

6. IMPORTANT INFORMATION AND STATE REQUIRED NOTICES
To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you.
We may also ask to see your driver’s license or other identifying documents. If you wish to have a more detailed explanation of our information practices, please write to: Customer Service Center, ING Annuities, 909 Locust Street, Des Moines, IA 50309-
2899.

Pursuant to federal law (the Defense of Marriage Act of 1996), certain favorable federal tax treatment available to opposite-sex spouses is not available to same-sex spouses. For instance, federal tax law allows a surviving spouse who is designated the beneficiary under an annuity to continue the annuity when the owner dies. This alternative death benefit option is not available to a same-sex spouse beneficiary. If you are a same-sex spouse, we suggest that you consult with a tax advisor prior to purchasing an annuity contract, such as this one, which provides spousal benefits.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject
to penalties under state law.

7. ACKNOWLEDGEMENTS AND SIGNATURES (Please read carefully.)
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE
PROCESSED IN
“GOOD ORDER.”

REPLACEMENT (If either question below is answered “Yes,” you must complete any state-required replacement forms, as applicable, and submit them with this application.)
1. Do you currently have any existing individual life insurance policies or annuity contracts? (If “Yes,” complete the
state-required replacement form(s) and provide details below.)	☐ Yes	☐ No
2. Will this contract replace any existing individual life insurance policies or annuity contracts? (If “Yes,” complete
the state-required replacement form(s) and provide details below.)	☐ Yes	☐ No

Company _____________________________	Policy/Contract # ____________________________
Company _____________________________	Policy/Contract # ____________________________
ICC10 155953	Page 2 of 4 - Incomplete without all pages.	Order #155953 10/18/2010

7. ACKNOWLEDGEMENTS AND SIGNATURES (CONTINUED)	(Please read carefully.)
SPECIAL REMARKS

By signing below, I acknowledge receipt of the prospectus. My signature also serves as a representation that: (a) I have read the
application; (b) all statements and answers in this form are complete and true to the best of my knowledge and belief and may
be relied upon in determining whether to issue the applied for annuity; and (c) the owner has an insurable interest, as defined above and in more detail in the prospectus, in the life of the annuitant. Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives. I understand that the contract value and variable annuity payments may increase or decrease depending on the results
of the variable sub-account(s), and that no minimum contract value or variable annuity payment is guaranteed. I understand that when based on the investment experience of the variable sub-account(s), the variable annuity cash surrender values may increase
or decrease on any day and that no minimum value is guaranteed. I understand that Individual Retirement Accounts (IRAs)
already provide tax deferral like that provided by the contract. For an additional cost, this contract provides additional features and benefits, including the ability to receive a lifetime income. I understand that I should purchase an annuity contract only if
I have taken into account the cost of these features and benefits. I understand that any withdrawals taken prior to age
59 1 / 2 or in excess of the maximum annual withdrawal (MAW) will result in a pro rata reduction to the benefit base and the future MAW. I also understand that the MAW percentage will be determined upon the first withdrawal on or after age 59 1 / 2
(including any withdrawal to satisfy RMD requirements). Additional information about the contract can be found in the prospectus.

TAXPAYER CERTIFICATION
Under penalties of perjury, my/our signature(s) certifies/certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2. I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am
no longer subject to backup withholding.
3. I am a U.S. citizen or U.S. resident alien.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

¬Owner Signature ________________________________________________________________________________________
Signed at (city, state) __________________________________	Date ___________________________________

¬Joint Owner Signature (if applicable) _________________________________________________________________________
Signed at (city, state) __________________________________	Date ____________________________________

By signing below, I consent to being the individual annuitant.
¬Annuitant Signature (if other than named owner(s)) ___________________________________		Date__________________________
ICC10 155953	Page 3 of 4 - Incomplete without all pages.	Order #155953 10/18/2010

8. PRODUCER INFORMATION
CHECK THE BOXES BELOW ONLY IF THEY APPLY:
¬☐ Check here to confirm that the owner(s) has an insurable interest in the life of the annuitant. As defined in more detail in the prospectus, an insurable interest means the owner has a lawful and substantial economic interest in the continued life of the annuitant.
¬☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of the U.S. Armed Forces. Complete the Military Personnel Financial Services
Disclosure Regarding Insurance Products and return it with this application.

If any questions below or in the Replacement section are answered “Yes,” the applicant must complete and submit any state-required replacement forms/sales material, as applicable, with this application.
Does the applicant have any existing individual life insurance policies or annuity contracts?	☐ Yes ☐ No
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?	☐ Yes ☐ No
If your state has adopted replacement regulations, did you remember to do the following?
Q Provide required replacement notice to the applicant and offer to read it aloud.
Q Complete required, state-specific paperwork.

Compensation Alternative (Select one.)
☐ A ☐ B

Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must
total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.
By signing below you certify that: 1) replacement questions were answered; 2) any sales material was shown to the applicant
and
copy was left with the applicant; 3) you used only insurer-approved sales material; 4) you have not made statements that differ from the sales material; 5) you have truly and accurately recorded on the application the information provided by the applicant; and
6) no promises were made about the future value of any contract elements that are not guaranteed. (This includes any expected future index gains that may apply to this contract.)

SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD
ORDER.”

Primary Producer: Split ____________%
Print Name _____________________________________________________________	NPN _____________________________
¬Signature ____________________________________________________________________________________________________
Phone _________________________________________________________________	Broker Code _______________________
Branch Name ___________________________________________________________________________________________________

Producer #2: Split _________________%
Print Name ______________________________________________________________	NPN ____________________________
¬Signature ___________________________________________________________________________________________________
Phone ___________________________________________________________________	Broker Code ______________________
Branch Name___________________________________________________________________________________________________

Producer #3: Split ________________%
Print Name ______________________________________________________________	NPN _____________________________

¬Signature _____________________________________________________________________________________
Phone ________________________	Broker Code ________________________________________________
Branch Name ____________________________________________________________________________________
ICC10 155953	Page 4 of 4 - Incomplete without all pages.	Order #155953 10/18/2010